UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

Lifeline Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler’s Green Circle, Suite 1970, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

6400 South Fiddler’s Green Circle, Suite 1750, Englewood, CO 80111
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective August 30, 2005, William L. Lister became a member of the Board of Directors of Lifeline Therapeutics, Inc. In December 2004, Mr. Lister retired from Roche Diagnostics Corporation, where he had been Senior Vice President and General Manager of Patient Care since 1997. While at Roche Diagnostics Corporation he oversaw U.S. diabetes monitoring, insulin pump and point of care diagnostics businesses, along with the global Drugs of Abuse business unit. Prior to Roche Diagnostics Corporation, Mr. Lister spent 10 years with Boehringer Mannheim Corporation. Mr. Lister is currently a member of the Board of Directors of the American Diabetes Association Research Foundation and the Indiana Health & Educational Facility Financing Authority, as well as a member of the Management Resource Board of Linden Life Science, LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 1, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ Brenda March Brenda March Interim Chief Executive Officer